Exhibit 99.1

TRIANGLE PETROLEUM ANNOUNCES THIRD QUARTER FISCAL YEAR 2012 EARNINGS
AND CONFERENCE CALL

Denver, Colorado, November 14, 2011 – Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE Amex:TPLM) has scheduled the release of its third quarter fiscal year 2012 financial and operational results for Thursday, December 15, 2011.

Peter Hill, Chief Executive Officer, and Jonathan Samuels, President and Chief Financial Officer, of Triangle will host a conference call at 8:30 AM MT (10:30 AM ET) to provide an overview of the results and Triangle’s current position, followed immediately by a question and answer session.

Interested parties may dial-in using the conference call number (877) 331-9829 (participant passcode # 28035450). International parties may dial-in using (973) 935-8352.

A recording of the conference call will be available through December 22, 2011 at (855) 859-2056 (participant passcode # 28035450).  For international participants, the encore dial-in number is (404) 537-3406 (participant passcode # 28035450).

About Triangle:
Triangle (AMEX:TPLM) is a high-growth oriented energy company with a current strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. Triangle has acquired approximately 75,000 net acres in the Williston Basin and approximately 475,000 gross acres (413,000 net acres) in the Windsor Block of Nova Scotia. For more information, visit Triangle’s Web site at www.trianglepetroleum.com.

Contact:

Triangle Petroleum Corporation
Jonathan Samuels, President & Chief Financial Officer
303-260-7125
info@trianglepetroleum.com